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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this First Amendment to the Registration Statement on Form S-1 and Prospectus of Berkshire Hills Bancorp, Inc. (proposed holding company for Berkshire Bank) of our report dated March 10, 2000, on the consolidated balance sheets of Berkshire Bancorp (mutual holding company of Berkshire Bank) as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in retained earnings and cash flows for each of the years in the three-year period ended December 31, 1999 and to the use of our name and the statements with respect to us, as appearing under the headings "Experts," "Massachusetts Taxation," "Tax Effects" and "Legal and Tax Opinions" in the Prospectus.

We also consent to the inclusion of our State Tax Opinion as an exhibit to the Registraton Statement and the references to summary of such opinion in the Registration Statement.

Wolf & Company, P.C.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 21, 2000